                                                                     EXHIBIT 4.1

                          REGISTRATION RIGHTS AGREEMENT

                                  by and among

                             PILLOWTEX CORPORATION,
                             a Delaware corporation

                                       and

                            THE PERSONS LISTED ON THE
                         SIGNATURE PAGES ATTACHED HERETO

                                  May 24, 2002

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                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----

1.       Definitions and Certain Interpretative Matters ..................  1

         1.1      Definitions ............................................  1

         1.2      Certain Interpretative Matters .........................  3

2.       Demand Registration .............................................  3

         2.1      Right to Demand Registration ...........................  3

         2.2      Limitations on Demand Registrations. ...................  3

         2.3      Underwritten Demand Registration .......................  4

         2.4      Blackout Period ........................................  5

         2.5      Restrictions on Public Sale by the Company .............  5

         2.6      Revocation of Demand Registration ......................  5

3.       Piggyback Registration ..........................................  6

         3.1      Right to Piggyback .....................................  6

         3.2      Priority on Piggyback Registrations ....................  6

         3.3      Withdrawal of Piggyback Registration ...................  7

4.       Shelf Registration ..............................................  8

5.       Restrictions On Sale by Holders .................................  8

6.       Registration Procedures. ........................................  9

7.       Suspension of Disposition ....................................... 12

         7.1      Suspensions Generally .................................. 12

         7.2      Suspensions During Material Events ..................... 12

8.       Registration Expenses ........................................... 13

9.       Information from Stockholder .................................... 13

10.      Indemnification ................................................. 14

         10.1     Indemnification by the Company ......................... 14

         10.2     Indemnification by Holders ............................. 14

         10.3     Conduct of Indemnification Proceedings ................. 15

         10.4     Contribution ........................................... 16

11.      Rule 144 ........................................................ 16

12.      Requirements for Participation in Underwritten Offerings ........ 16

                                      -i-

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                               TABLE OF CONTENTS
                                  (continued)

                                                                         Page
                                                                         ----

13.      Transferability of Registration Rights .......................... 17

14.      Future Registration Rights ...................................... 17

15.      Miscellaneous ................................................... 17

         15.1     Notices ................................................ 17

         15.2     Confidentiality ........................................ 17

         15.3     No Third-Party Beneficiaries ........................... 18

         15.4     Entire Agreement ....................................... 18

         15.5     Amendment and Waiver ................................... 18

         15.6     Counterparts ........................................... 18

         15.7     Severability ........................................... 18

         15.8     Governing Law .......................................... 18

         15.9     Specific Performance ................................... 18

         15.10    Further Assurances ..................................... 18

                                      -ii-

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                          REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of May 24, 2002 (the "Effective Date"), is made by and among Pillowtex Corporation, a Delaware corporation (the "Company"), and the Persons listed on the signature pages attached hereto (each a "Stockholder" and collectively, the "Stockholders").

                                    RECITALS:

     A. The Second Amended Joint Plan of Reorganization of the Company and its debtor subsidiaries (the "Plan") was confirmed by the United States Bankruptcy Court in the District of Delaware on May 1, 2002 .

     B. Pursuant to the Plan, each of the Stockholders has become the beneficial owner of shares of common stock, par value $0.01 per share, of the Company ("New Common Stock").

     C. In accordance with the terms of the Plan, the Company desires to provide for the registration of the sale by the Stockholders and certain of their transferees of the Registrable Securities (as defined below) from time to time, on the terms and subject to conditions set forth below.

                                   AGREEMENTS:

     NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.   Definitions and Certain Interpretative Matters.
     ----------------------------------------------

     1.1  Definitions. For purposes of this Agreement, the following terms have
          -----------
the following meanings:

          (a)  "Affiliate": as defined in Rule 12b-2 under the Exchange Act.

          (b) "Business Day": any day, other than a Saturday or Sunday, on which national banking institutions in New York, New York, are required or authorized to be open.

          (c) "Effective Date": as defined in the introductory paragraph hereof.

          (d)  "Exchange Act": the Securities Exchange Act of 1934, as amended.

          (e) "Holders": the Stockholders and Permitted Transferees , in each case, for so long as such Person holds Registrable Securities.

          (f)  "Nasdaq": The Nasdaq Stock Market, Inc.

          (g)  "New Common Stock": as defined in Recital B.

          (h)  "Other Holders": as defined in Section 3.2.

          (i) "Permitted Transferee": any Person who (i) acquires in a single transfer made in compliance with all applicable securities laws from any Holder, Registrable Securities representing at least 10% of the aggregate number of Registrable Securities held by all Holders on the Effective Date and (ii) agrees in writing to be bound by the terms of this Agreement.

          (j) "Person": any individual, corporation, general or limited partnership, limited liability company, joint venture, trust or other entity or association, including without limitation any governmental authority.

          (k)  "Piggyback Notice": as defined in Section 3.1.

          (l)  "Piggyback Registration": as defined in Section 3.1.

          (m)  "Plan": as defined in Recital A.

          (n) "Prospectus": means the prospectus included in the applicable Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all amendments (including post-effective amendments) and including all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

          (o) "Registrable Securities": (i) the Shares and (ii) any securities paid, issued or distributed in respect of any of the Shares by way of stock dividend, stock split or distribution, or in connection with a combination of shares, recapitalization, reorganization, merger or consolidation or otherwise; provided, however, that as to any Registrable Securities, such securities will cease to constitute "Registrable Securities" upon the earliest to occur of: (A) the date on which the securities are disposed of pursuant to an effective registration statement under the Securities Act; (B) the date on which the securities are distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act; (C) the date on which the securities may be freely sold publicly without either registration under the Securities Act or compliance with any restrictions, including without limitation, restrictions as to volume or manner of sales under Rule 144 (or any successor provision); (D) the date on which the securities have been transferred to any Person other than a Permitted Transferee; or (E) the date on which the securities cease to be outstanding.

          (p) "Registration Statement": any registration statement of the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement (including post-effective amendments), and all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          (q) "Rule 144": Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

          (r)  "SEC": the Securities and Exchange Commission.

          (s)  "Securities Act": the Securities Act of 1933, as amended.


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          (t)  "Shares": the shares of New Common Stock issued to the
Stockholders pursuant to the Plan.

          (u)  "Shelf Registration Statement": as defined in Section 4.

          (v) "Underwritten Offering": a registration under the Securities Act in which securities of the Company are sold to an underwriter or group of underwriters for reoffering to the public.

     1.2  Certain Interpretative Matters. Unless the context otherwise requires,
          ------------------------------
(i) all references to Articles or Sections are to Articles or Sections of this Agreement, (ii) each term defined in this Agreement has the meaning assigned to it, (iii) all uses of "herein," "hereto," "hereof" and words similar thereto in this Agreement refer to this Agreement in its entirety, and not solely to the Article, Section or provision in which it appears, (iv) "or" is disjunctive but not necessarily exclusive, and (v) words in the singular include the plural and vice versa. Unless otherwise specified, the use of the term "day" will be deemed to be a calendar day and not a Business Day.

2.   Demand Registration.
     -------------------

     2.1  Right to Demand Registration. Commencing 180 days after the Effective
          ----------------------------
Date, if the Company receives a written request from the Holders of at least a majority of the Registrable Securities then outstanding that the Company effect a registration of all or part of their Registrable Securities (which written request will specify the aggregate number of Registrable Securities requested to be registered and the means of distribution), the Company will, subject to Sections 2.2, 2.3 and 2.4, prepare and file as soon as practicable (and, in any event within 60 days) a Registration Statement on an appropriate registration form under the Securities Act covering the Registrable Securities subject of the written request and agrees to use its reasonable best efforts to cause the Registration Statement to become and remain effective until completion of the proposed offering (not to exceed 90 days or, in the case of an Underwritten Offering, such additional period as the managing underwriter shall reasonably require). Upon receipt of the Holders' written request, the Company will promptly deliver written notice to all other Holders that such registration is to be effected. The Company agrees, subject to Section 2.3(b), to include in the Registration Statement only those Registrable Securities for which it has received written requests to register Registrable Securities by the Holders thereof within 15 days after receipt of written notice by the Company.

     2.2  Limitations on Demand Registrations.
          -----------------------------------

          (a) The Company will not be obligated to effect more than three Registration Statements pursuant to Section 2.1. In addition, the Company will not be obligated to effect a registration pursuant to Section 2.1 unless the Holders request registration of not less than 25% of the Registrable Securities then held by all Holders; provided, however, that, in the case of an Underwritten Offering, the registration must include Registrable Securities with a proposed aggregate public offering price of at least $15,000,000 (before deducting underwriting discounts and commissions). Notwithstanding anything to the contrary contained in this Agreement, no request for registration under
Section 2.1 may be made (i) within 120 days after the effective

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date of a Registration Statement effected pursuant to Section 2.1 or (ii) if the
Shelf Registration Statement is then in effect.

          (b) Except as provided in Section 2.6, a registration requested pursuant to Section 2.1 will not be deemed to be effected for purposes of
Section 2.1 unless and until the Registration Statement is declared effective by the SEC or becomes effective in accordance with the Securities Act and the rules and regulations thereunder and remains effective as contemplated by Section 2.1.

          (c) The Company may satisfy its obligations under Section 2.1 by amending (to the extent permitted by applicable law) any Registration Statement previously filed by the Company under the Securities Act so that the amended Registration Statement will permit the disposition (in accordance with the intended methods of disposition specified as aforesaid) of all of the Registrable Securities for which a demand for registration has been made under
Section 2.1. If the Company so amends a previously filed Registration Statement, it will be deemed to have effected a registration for purposes of Section 2.1.

     2.3  Underwritten Demand Registration.
          --------------------------------

          (a)  In the event that a registration requested pursuant to Section
2.1 is to be an Underwritten Offering, the managing underwriter or underwriters of the Underwritten Offering relating thereto will be selected by the Holders of at least a majority of the Registrable Securities proposed to be included in that Underwritten Offering, subject to the approval of the Company (which approval will not be unreasonably withheld or delayed). All Holders proposing to distribute their securities through an Underwritten Offering agree to enter into an underwriting agreement with the underwriters, provided that the underwriting agreement is in customary form and reasonably acceptable to the Holders of a majority of the Registrable Securities to be included in the Underwritten Offering.

          (b) If the managing underwriter of an Underwritten Offering advises the Company and the Holders participating in such registration in writing that in its good faith judgment the number of Registrable Securities requested to be included in the Underwritten Offering exceeds the number of Registrable Securities which can be sold in that offering without materially and adversely affecting the success of the Underwritten Offering, then the Registrable Securities included in that Underwritten Offering will be allocated on a pro rata basis among all of the participating Holders, based on the number of Registrable Securities owned by each participating Holder as it bears to the total number of Registrable Securities owned by all participating Holders. The securities to be sold in any Underwritten Offering pursuant to this Section 2 will be allocated so that the total amount of Registrable Securities to be included in the Underwritten Offering is the full amount that, in the opinion of the managing underwriter, can be sold without materially and adversely affecting the success of the Underwritten Offering. If any participating Holder does not request inclusion of all of its Registrable Securities, the remaining portion of that Holder's allocation will be reallocated on a pro rata basis among the participating Holders whose allocations did not satisfy their requests. This procedure will be repeated until all of the shares of Registrable Securities which may be included in the Underwritten Offering have been allocated.

          (c) The Registrable Securities which are excluded from an Underwritten Offering pursuant to Section 2.1 by reason of the underwriter's marketing limitation and all other Registrable Securities not originally requested to be so included will not be included in that Underwritten Offering.

     2.4  Blackout Period. Notwithstanding anything in this Section 2 to the
          ---------------
contrary, the Company will not be obligated to prepare, file and cause to become effective pursuant to Section 2 a Registration Statement if the Company furnishes the Holders with a resolution adopted by the majority of the Board of Directors of the Company that in the good faith exercise of its reasonable business judgment any registration of Registrable Securities (i) would materially impede, delay or interfere with any material financing, acquisition, corporate reorganization, merger or other significant transaction involving the Company or any of its subsidiaries then being negotiated or (ii) would require disclosure of non-public material information, the disclosure of which would materially and adversely affect the Company. Any deferral pursuant to this
Section 2.4 may be for a period not to exceed 90 days, provided, however, the Company may not exercise this deferral right more than once during any 12-month period.

     2.5  Restrictions on Public Sale by the Company. The Company agrees it will
          ------------------------------------------
not effect any public sale or distribution (or any other type of sale as the managing underwriter reasonably determines is necessary in order to effect the Underwritten Offering) of its equity securities or any securities convertible into or exchangeable or exercisable for its equity securities (except pursuant to a registration statement on Form S-4 or S-8 or any successor form), during the 10 days prior to, and during the 90 day period (or such additional period as the managing underwriter reasonably determines is necessary in order to effect the Underwritten Offering) beginning on, the effective date of the Registration Statement for any Underwritten Offering.

     2.6  Revocation of Demand Registration. The Holders of at least a majority
          ---------------------------------
of the Registrable Securities to be included in a Registration Statement pursuant to Section 2.1 may, at any time prior to the effective date of the Registration Statement relating to such registration, revoke their request to have their Registrable Securities included therein by providing a written notice to the Company. In the event of such a revocation, either (a) the Holders of Registrable Securities who revoke their request must reimburse the Company for the Company's out-of-pocket expenses incurred in the preparation, filing and processing of the Registration Statement or (b) the requested registration that has been revoked will be deemed to have been effected for purposes of Section 2.1; provided, however, if such revocation was based on (i) the Company's failure to comply in any material respect with its obligations hereunder, (ii) the closing of an Underwritten Offering is not consummated as a result of the Company's material breach of its obligations under the related underwriting agreement, (iii) the fact that the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of the request for registration or (iv) the Company's election to defer such registration pursuant to Section 2.4, such reimbursement will not be required and the requested registration that has been revoked will not be deemed to have been effected for purposes of Section 2.1.

3.   Piggyback Registration.
     -----------------------

     3.1  Right to Piggyback. If at any time the Company proposes to file a
          ------------------
registration statement under the Securities Act with respect to an offering of any class of equity securities (other than a registration statement (i) on Form S-4, Form S-8 or any successor form thereto or (ii) filed solely in connection with an offering made solely to existing stockholders or employees of the Company) (a "Piggyback Registration"), whether or not for its own account, then the Company will give written notice (the "Piggyback Notice") of the proposed Piggyback Registration to the Holders at least 45 days before the anticipated filing date. Upon the written request of any Holder given within 15 days after delivery of the Piggyback Notice, the Company agrees, subject to Section 3.2, to cause all such Registrable Securities, the Holders of which have timely requested registration thereof, to be included in the Piggyback Registration.

     3.2  Priority on Piggyback Registrations.
          -----------------------------------

          (a) If the Piggyback Registration is an Underwritten Offering, the Company will cause the managing underwriter of that proposed offering to permit the Holders that have requested Registrable Securities to be included in the Piggyback Registration to include all such Registrable Securities on the same terms and conditions as any similar securities, if any, of the Company. Notwithstanding the foregoing, if the managing underwriter of the Underwritten Offering advises the Company and the selling Holder or Holders that the total amount of securities that the Company, the selling Holders and any other Persons having rights to participate in the Piggyback Registration ("Other Holders") propose to include in that offering is such as to materially and adversely affect the success of such Underwritten Offering, then:

               (i) If the Piggyback Registration is a primary registration by the Company for its own account, the Company will include in the Piggyback
     Registration: (A) first, all securities to be offered by the Company; (B) second, up to the full amount of securities requested to be included in the Piggyback Registration by the selling Holders; and (C) third, up to the full amount of securities requested to be included in the Piggyback Registration by any Other Holders. If, after allocating securities to be offered by the Company, any securities remain, such amount will be allocated among the Holders, subject to any written agreement among the selling Holders, pro rata on the basis of the amount of securities requested to be included therein by each selling Holder. If, after allocating securities to be offered by the Company and the selling Holders, any securities remain, such amount will be allocated among the Other Holders, subject to any other agreement among such Other Holders, pro rata on the basis of the amount of securities requested to be included therein by each Other Holder. The securities to be sold in any Underwritten Offering pursuant to this Section 3 will be allocated so the total amount of securities to be included in the Underwritten Offering is the full amount that, in the opinion of the managing underwriter, can be sold without materially and adversely affecting the success of the Underwritten Offering.

               (ii) If the Piggyback Registration is an underwritten secondary registration for the account of holders of securities of the Company, the Company will include in that registration: (A) first, all securities of the Persons exercising "demand" registration rights requested to be included therein (including without limitation the Person who demands registration and any Persons who are entitled to participate in the

     Piggyback Registration pursuant to the same agreement as the Person demanding the registration); (B) second, up to the full amount of securities requested to be included in the Piggyback Registration by the Holders; and (C) third, up to the full amount of securities requested to be included in the Piggyback Registration by any Other Holders. If, after allocating securities to be offered to the Persons exercising "demand" registration rights, any securities remain, such amount will be allocated among the Holders, subject to any written agreement among the selling Holders, pro rata on the basis of the amount of securities requested to be included therein by each selling Holder. If, after allocating securities to be offered by the Persons exercising "demand" registration rights and the selling Holders, any securities remain, such amount will be allocated among the Other Holders, subject to any other agreement among such Other Holders, pro rata on the basis of the amount of securities requested to be included therein by each Other Holder. The securities to be sold in any Underwritten Offering pursuant to this Section 3 will be allocated so the total amount of securities to be included in the Underwritten Offering is the full amount that, in the opinion of the managing underwriter, can be sold without materially and adversely affecting the success of the Underwritten Offering.

          (b) The Registrable Securities which are excluded from the Underwritten Offering pursuant to Section 3 by reason of the underwriter's marketing limitation and all other Registrable Securities not originally requested to be so included will not be included in that Underwritten Offering and, if so requested (pursuant to a timely written notice) by the managing underwriter in any Underwritten Offering by the Company for its own account, the Holders thereof agree not to effect any public sale or distribution (or any other type of sale as the managing underwriter reasonably determines is necessary in order to effect the Underwritten Offering) of any such Registrable Securities, including a sale pursuant to Rule 144, during the 10 days prior to, and during the 90 day period (or such additional period as the managing underwriter reasonably determines is necessary in order to effect the Underwritten Offering) beginning on, the effective date of the Registration Statement for the Underwritten Offering.

     3.3  Withdrawal of Piggyback Registration.
          ------------------------------------

          (a) If at any time after giving the Piggyback Notice and prior to the effective date of the Registration Statement filed in connection with the Piggyback Registration, the Company determines for any reason not to register or to delay the Piggyback Registration, the Company may, at its election, give written notice of its determination to all Holders of Registrable Securities, and (i) in the case of a determination not to register, will be relieved of its obligation to register any Registrable Securities in connection with the abandoned Piggyback Registration, without prejudice, and (ii) in the case of a determination to delay the Piggyback Registration, will be permitted to delay the registration for a period not exceed 180 days.

          (b) Any Holder of Registrable Securities requesting to be included in a Piggyback Registration may withdraw its request for inclusion by giving written notice to the Company of its intention to withdraw from that registration, provided, however, (i) the Holder's request must be made in writing prior to execution of the underwriting agreement (or other similar agreement) with respect to that registration or if the registration is not underwritten, at least three Business days prior to the filing of the Registration Statement covering the Piggyback Registration, and (ii) the withdrawal will be irrevocable and, after making the withdrawal, a

Holder will no longer have any right to include its Registrable Securities in that Piggyback Registration.

4.   Shelf Registration.
     ------------------

     In addition to the demand rights of the Holders of Registrable Securities pursuant to Section 2, on or after the date that is 60 days after the Effective Date, any Holder or Holders of at least 25% of the Registrable Securities may make a written request that a Registration Statement covering the resale of Registrable Securities by the requesting Holders on a continuous basis pursuant to Rule 415 of the Securities Act (a "Shelf Registration Statement") on Form S-1 or Form S-3 (if eligible) be effected by the Company, provided, however, in the case of a registration on Form S-1, the Registrable Securities to be included in that Shelf Registration Statement must have a proposed aggregate offering price of at least $15,000,000 (before deducting underwriting discounts and commissions). Upon receipt of the Holders' written request, the Company will promptly deliver written notice to all other Holders that such registration is to be affected. The Company agrees to include in the Registration Statement only those Registrable Securities for which it has received written requests to register Registrable Securities by the Holder thereof within 15 days after receipt of written notice of the Company. The Company will use its reasonable best efforts to cause the Shelf Registration Statement (a) to be declared effective under the Securities Act within 90 days after the date such Shelf Registration Statement is initially filed with the SEC and (b) once effective, to remain continuously effective for a period ending on the earlier of (i) the first date on which there ceases to be any Registrable Securities or (ii) the second anniversary of the date on which the SEC declares such Shelf Registration Statement effective (subject to any extensions pursuant to this Agreement). The Company will not register any securities other than the Registrable Securities pursuant to the Shelf Registration Statement. The plan of distribution contained in the Shelf Registration Statement shall permit Underwritten Offerings; provided, however, that the Registrable Securities to be included in the Shelf Registration Statement to be distributed through such Underwritten Offering must have a proposed aggregate offering price of at least $15,000,000 (before deducting underwriting discounts and commissions). Notwithstanding anything contained in this Agreement to the contrary, the Company will not be obligated to effect more than four Underwritten Offerings pursuant to Sections 2 and 4 of this Agreement.

5.   Restrictions On Sale by Holders.
     -------------------------------

     Each Holder whose Registrable Securities are covered by a Registration Statement filed pursuant to Section 2, 3 or 4 hereof agrees, if such Holder is so requested (pursuant to a timely written notice) by the managing underwriter in any Underwritten Offering by the Company for its own account, not to effect any public sale or distribution (or any other type of sale as the managing underwriter reasonably determines is necessary in order to effect the Underwritten Offering) of any Registrable Securities (except as part of the Underwritten Offering in accordance with Section 3), including a sale pursuant to Rule 144, during the 10 days prior to, and the 90 day period (or such additional period as the managing underwriter reasonably determines is necessary in order to effect the Underwritten Offering) commencing on, the effective date of the registration statement relating to such Underwritten Offering. If such a request is made, the Company may impose, during that period, appropriate stop-transfer instructions with respect to the Registrable Securities subject to the restrictions. If such a request is made when the Shelf Registration Statement is effective, the time period during which the

Shelf Registration Statement is required to remain continuously effective pursuant to Section 4 will be extended by 100 days or such shorter period that will terminate when all Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement.

6.   Registration Procedures.
     -----------------------

     In connection with the Company's registration obligations pursuant to this Agreement, the Company will use its reasonable best efforts to effect the registrations to permit the sale of Registrable Securities by a Holder in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as promptly as reasonably practicable:

          (a) prepare and file with the SEC a Registration Statement on an appropriate form under the Securities Act available for the sale of the Registrable Securities by the selling Holders in accordance with the intended method or methods of distribution thereof; provided, however, the Company will, before filing, furnish to each selling Holder and the managing underwriter, if any, copies of the Registration Statement or Prospectus proposed to be filed, which documents will be subject to the review of the selling Holders and the managing underwriter, and the Company will not file any Registration Statement or Prospectus to which the selling Holders or the managing underwriter may reasonably object to on a timely basis;

          (b) prepare and file with the SEC any amendments and post-effective amendments to the Registration Statement as may be necessary and any supplements to the Prospectus as may be reasonably requested by the managing underwriter or as may be required, in the opinion of the Company and its counsel, by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by the Registration Statement are sold in accordance with the intended plan of distribution set forth in the Registration Statement or supplement to the Prospectus; provided, however, the Company will, before filing, furnish to each selling Holder and the managing underwriter, if any, copies of the amendments, post-effective amendments or supplements proposed to be filed, which documents will be subject to the review of the selling Holders and the managing underwriter, and the Company will not file any amendment, post-effective amendment or supplement to which the selling Holders of the managing underwriter may reasonably object to on a timely basis;

          (c) promptly following its actual knowledge thereof, verbally notify the selling Holders and the managing underwriter, if any (with subsequent written confirmation),

               (i) when a Prospectus or any Prospectus supplement or amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the Registration Statement has become effective,

               (ii) of any request by the SEC or any other governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information,

               (iii) of the issuance by the SEC or any other governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose,

               (iv) of the receipt by the Company of any written notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose,

               (v) of the occurrence of any event which makes any statement made in the Registration Statement or Prospectus untrue in any material respect or which requires the making of any changes in a Registration Statement or Prospectus or other documents so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and

               (vi) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate;

          (d) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable date;

          (e) furnish to each selling Holder and the managing underwriter, if any, at least one conformed copy of the Registration Statement and any post-effective amendment thereto, including financial statements (but excluding all schedules, all documents incorporated or deemed incorporated therein by reference and all exhibits);

          (f) deliver to each selling Holder and the managing underwriter, if any, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons may reasonably request;

          (g) prior to any public offering of Registrable Securities, register or qualify or cooperate with the selling Holders, the managing underwriter, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as the selling Holders or the managing underwriter reasonably request in writing and maintain each registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective; provided, however, the Company will not be required to qualify generally to do business in any jurisdiction in which it is not then so qualified or take any action which would subject it to general service of process or taxation in any jurisdiction in which it is not then so subject.

          (h) cooperate with the selling Holders and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and cause such certificates to be in denominations and registered in the names as the managing underwriter may request at least three Business Days prior to any sale of Registrable Securities to the managing underwriter;

          (i) as promptly as practicable upon the occurrence of any event contemplated by Section 6(c)(v) or 6(c)(vi) hereof, prepare a supplement or post-effective amendment to each Registration Statement or a supplement to the related Prospectus, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (j) use its reasonable best efforts to cause all Registrable Securities covered by the Registration Statement to be listed on a national securities exchange on which similar securities of the Company are listed or authorized to be quoted on Nasdaq, to the extent eligible to be so listed or quoted, if requested by the managing underwriter;

          (k) enter into customary and reasonable agreements (including an underwriting agreement) and take all other actions reasonably necessary or desirable to expedite or facilitate the disposition of the Registrable Securities, and in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Offering,

               (i) make representations and warranties to the selling Holders and the managing underwriter, if any, in form, substance and scope as are customarily made by issuers to holders and underwriters in Underwritten Offerings,

               (ii) use its reasonable best efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) are reasonably satisfactory to the managing underwriter, if any, and each selling Holder) addressed to each selling Holder and the managing underwriter covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by any selling Holder or underwriter,

               (iii) use its reasonable best efforts to obtain "comfort" letters and updates thereof from the independent certified public accountants of the Company addressed to the selling Holders and the managing underwriter covering the matters customarily covered in "comfort" letters in connection with Underwritten Offerings, and

               (iv) if an underwriting agreement is entered into, cause the underwriting agreement to include indemnification and contribution provisions and procedures with respect to the underwriters;

          (l) upon reasonable notice and at reasonable times during normal business hours, make available for inspection by a representative of each selling Holder, any underwriter participating in any disposition of Registrable Securities and any attorney or accountant retained by any selling Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with the Registration Statement; provided, however, any records, information or documents that are designated by the Company in writing as confidential at the time of delivery of such records, information or documents will be kept confidential by all such Persons; and

          (m) use its reasonable best efforts to comply with all applicable rules and regulations of the SEC relating to such registration and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act, provided that the Company shall be deemed to have complied with this Section 6(m) if it has satisfied the provisions of Rule 158 under the Securities Act (or any similar rule promulgated under the Securities Act).

7.   Suspension of Disposition.
     ----------------------------

     7.1  Suspensions Generally. Each selling Holder will be deemed to have
          ---------------------
agreed that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 6(c)(ii), 6(c)(iii), 6(c)(iv), 6(c)(v) or 6(c)(vi), each selling Holder will discontinue disposition of Registrable Securities covered by a Registration Statement or Prospectus until the Holder receives copies of the supplemented or amended Prospectus contemplated by Section 6(i) or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. In the event the Company gives any such notice, the period of time for which a Registration Statement must remain effective as set forth in Sections 2.1 and 4, as applicable, will be extended by the number of days during the time period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received (i) copies of the supplemented or amended Prospectus contemplated by Section 6.1(j) or (ii) the Advice.

     7.2  Suspensions During Material Events. Each selling Holder will be deemed
          ----------------------------------
to have agreed that, upon receipt of any notice from the Company that the Company or any of its subsidiaries is involved in any financing, acquisition, corporate reorganization or other significant transaction, disclosure of which would be required in the Registration Statement and the board of directors of the Company has determined in the good faith exercise of its reasonable business judgment that disclosure would adversely affect the financing, acquisition, corporate reorganization or other significant transaction, each selling Holder will discontinue disposition of Registrable Securities covered by a Registration Statement or Prospectus until the earlier to occur of (i) the Holder receives copies of a supplemented or amended Prospectus describing the financing, acquisition, corporate reorganization or other significant transaction or (ii) the transaction is terminated; provided, however, the period during which the offer and sale of Registrable Securities is discontinued shall not exceed 90 days during any 12-month period. In the event the Company gives any such notice, the period of time for which a Registration Statement must remain effective as set forth in Sections 2.1 or 4, as applicable, will be extended by the number of days during the time period from and including the date of giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement receives (i) a supplemented or amended Prospectus describing the financing, acquisition, corporate reorganization or other significant transaction or (ii) notice from the Company that the financing, acquisition, corporate reorganization or other significant transaction has been terminated.

8.   Registration Expenses.
     ----------------------

     Subject to Section 2.5, all fees and expenses incurred by the Company in complying with Sections 2, 3, 4 and 6 ("Registration Expenses") will be borne by the Company. These fees and expenses will include without limitation (a) all registration and filing fees (including without limitation fees and expenses (i) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (ii) of compliance with securities or blue sky laws (including without limitation, reasonable fees and disbursements of counsel for the underwriters and selling Holders in connection with blue sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the managing underwriter, if any, or the selling Holders may designate)), (b) printing expenses (including without limitation, the expenses of printing certificates for securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company, (e) reasonable fees and disbursements (not to exceed $15,000) of one counsel for all selling Holders collectively (which counsel will be selected by the Holders holding a majority of the securities sought to be included in the Registration Statement), (f) fees and disbursements of all independent certified public accountants referred to in Section 6(k)(iii) (including the expenses of any special audit and "comfort" letters required by or incident to such performance), (g) reasonable fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Section 2720(c) of the Conduct Rules of the National Association of Securities Dealers, Inc., and (h) fees and expenses of all other Persons retained by the Company. In addition, the Company will pay its internal expenses (including without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the securities to be registered on a national securities exchange or quoted on Nasdaq. Notwithstanding anything to the contrary herein contained, all underwriting fees, discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities will be borne by the Holder owning such Registrable Securities. Notwithstanding anything to the contrary herein contained, each selling Holder may have its own separate counsel in connection with the registration of any of its Registrable Securities, which counsel may participate therein to the full extent provided herein; provided, however, that all fees and expenses of such separate counsel will be paid for by such selling Holder.

9.   Information from Stockholder.
     ----------------------------

     The Company may require each selling Holder that has requested inclusion of its Registrable Securities in any Registration Statement to furnish to the Company any information regarding the Holder and its plan and method of distribution of its Registrable Securities as the Company may, from time to time, reasonably request in writing. The Company may refuse to proceed with the registration of any selling Holder's Registrable Securities if the selling Holder fails to furnish the requested information within a reasonable time after receiving such request. Each selling Holder will as expeditiously as possible
(a) notify the Company of the occurrence of any event that makes any statement made in a Registration Statement or Prospectus regarding the selling Holder untrue in any material respect or that requires the making of any changes in a Registration Statement or Prospectus so that, in such regard, it will not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements not misleading and (b) provide the Company with any information as may be required to enable the Company to prepare a supplement or post-effective amendment to any Registration Statement or a supplement to any Prospectus.

10.  Indemnification.
     ---------------

     10.1 Indemnification by the Company. The Company will indemnify and hold
          ------------------------------
harmless, to the fullest extent permitted by law, each Holder owning Registrable Securities registered pursuant to this Agreement, its officers, directors, trustees, agents and employees, each Person who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, trustees, agents and employees of any such controlling Person, from and against all losses, claims, damages, liabilities, costs (including without limitation, reasonable attorneys' fees and disbursements) and expenses (collectively, "Losses"), arising out of or based upon any untrue or alleged untrue statement of a material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based solely upon information furnished in writing to the Company by or on behalf of such Holder expressly for use therein; provided, however, the Company will not be liable to any Holder to the extent that any Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if either (a) (i) such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such Holder of a Registrable Security to the Person asserting the claim from which such Losses arise and (ii) the Prospectus would have completely corrected such untrue statement or alleged untrue statement or such omission or alleged omission or (b) the untrue statement or alleged untrue statement or omission or alleged omission is completely corrected in an amendment or supplement to the Prospectus previously furnished by or on behalf of the Company, the Holder was furnished with copies of the Prospectus as so amended or supplemented, and the Holder thereafter failed to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of a Registrable Security to the Person asserting the claim from which such Losses arise.

     10.2 Indemnification by Holders. In connection with any Registration
          --------------------------
Statement in which a Holder of Registrable Securities is participating, each participating Holder (severally and not jointly) will indemnify and hold harmless, to the fullest extent permitted by law, the Company, its officers, directors, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act), and the directors, officers, agents and employees of any such controlling Person, from and against all Losses, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information so furnished in writing by or on behalf of such Holder to the Company expressly for use in such Registration Statement, Prospectus or preliminary prospectus. In no event will the liability of any Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

     10.3 Conduct of Indemnification Proceedings. If any Person becomes entitled
          --------------------------------------
to indemnity hereunder (an "Indemnified Party"), such Indemnified Party will give prompt notice to the party from which indemnity is sought (the "Indemnifying Party") of any claim or of the commencement of any action or proceeding with respect to which the Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been prejudiced materially by such failure. If an action or proceeding is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate therein and, to the extent it may elect by written notice delivered to the Indemnified Party promptly after receiving the notice referred to in the immediately preceding sentence, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. Notwithstanding the foregoing, the Indemnified Party will have the right to employ its own counsel in any such case, but the fees and expenses of that counsel will be at the expense of the Indemnified Party unless (i) the employment of the counsel has been authorized in writing by the Indemnifying Party, (ii) the Indemnifying Party has not employed counsel (reasonably satisfactory to the Indemnified Party) to take charge of such action or proceeding within a reasonable time after notice of commencement thereof, or (iii) the Indemnified Party reasonably concludes that there may be defenses or actions available to it which are different from or in addition to those available to the Indemnifying Party which, if the Indemnifying Party and the Indemnified Party were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of defenses or actions available to the Indemnified Party. If any of the events specified in clause (i), (ii) or
(iii) of the immediately preceding sentence are applicable, then the reasonable fees and expenses of separate counsel for the Indemnified Party shall be borne by the Indemnifying Party; provided, however, in no event will the Indemnifying Party be liable for the fees and expenses of more than one separate firm for all Indemnified Parties. If, in any case, the Indemnified Party employs separate counsel, the Indemnifying Party will not have the right to direct the defense of the action or proceeding on behalf of the Indemnified Party. All fees and expenses required to be paid to the Indemnified Party pursuant to this Section
10.3 will be paid periodically during the course of the investigation or defense, as and when reasonably itemized bills therefor are delivered to the Indemnifying Party in respect of any particular Loss that is incurred. Notwithstanding anything to the contrary contained in this Section 10.3, an Indemnifying Party will not be liable for the settlement of any action or proceeding effected without its prior written consent. The Indemnifying Party will not, without the prior written consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement or otherwise seek to terminate any action or proceeding in which any Indemnified Party is or could be a party and as to which indemnification or contribution could be sought by such Indemnified Party under this Section 10, unless such judgment, settlement or other termination provides solely for the payment of money and includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder.

10.4 Contribution.
     ------------

     (a) If the indemnification provided for in this Section 10 is unavailable to an Indemnified Party under Section 10.1 or 10.2 in respect of any Losses or is insufficient to hold the Indemnified Party harmless, then each applicable Indemnifying Party (severally and not jointly), in lieu of indemnifying the Indemnified Party, will contribute to the amount paid or payable by the Indemnified Party as a result of the Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party or Indemnifying Parties, on the one hand, and the Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in the Losses as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party or Indemnifying Parties, on the one hand, and the Indemnified Party, on the other hand, will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or related to information supplied by, the Indemnifying Party or Indemnifying Parties or the Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses will be deemed to include any legal or other fees or expenses incurred by such party in connection with any action or proceeding.

     (b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 10.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding anything contained in this Section 10.4 to the contrary, an Indemnifying Party that is a selling Holder will not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities were sold by such selling Holder to the public exceeds the amount of any damages which such selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

11.  Rule 144.
     --------

     The Company will file all reports required to be filed by it under the Securities Act and the Exchange Act, and will cooperate with any Holder to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by Rule 144 (or any successor provision). Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such filing requirements. Notwithstanding the foregoing, nothing in this Section 11 will require the Company to register any securities or file any reports, under the Exchange Act if such registration or filing is not required under the Exchange Act.

12.  Requirements for Participation in Underwritten Offerings.
     --------------------------------------------------------

     No Person may participate in any Underwritten Offering pursuant to a registration hereunder unless that Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

13.  Transferability of Registration Rights.
     --------------------------------------

     Each Holder of Registrable Securities will have the right to assign the registration rights set forth in this Agreement only to a Permitted Transferee, but only if the transferee consents in writing to be bound by the terms and conditions of this Agreement.

14.  Future Registration Rights.
     --------------------------

     Other than with respect to Permitted Transferees, the Company will not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, (a) permit purchasers of the Company's equity securities to become a party to this Agreement or (b) grant any other registration rights to any third parties other than "piggyback" registration rights that are subordinate to the "piggyback" registration rights granted to the Holders hereunder in a manner consistent with the provisions of Section 3.2 of this Agreement.

15.  Miscellaneous.
     -------------

     15.1 Notices. All notices, requests, claims, demands and other
          -------
communications hereunder will be in writing and will be given or made by delivery in person, by overnight courier, by facsimile transmission or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 15.1):

          (a)  If to the Company:

               Pillowtex Corporation
               One Lake Circle Drive
               Kannapolis, North Carolina
               Facsimile:   (704) 939-4623
               Attention:  General Counsel

               If to a Holder, to the then-current address thereof contained in the stock records of the Company.

All such notices and communications will be deemed to have been delivered or given upon receipt, if delivered personally or by overnight courier, when receipt is acknowledged, if sent by facsimile transmission and three Business Days after being deposited in the mail, if mailed.

     15.2 Confidentiality. Each Holder will, and will cause its respective
          ---------------
officers, directors, employees, legal counsel, accountants, financial advisors and other representatives to, hold in confidence any material nonpublic information received by them pursuant to this Agreement, including without limitation, any material nonpublic information included in any Registration Statement or Prospectus proposed to be filed with the SEC. This Section 15.2 shall not apply to any information which (a) is or becomes generally available to the public, (b) was already in the Holder's possession from a non-confidential source prior to its disclosure by the Company and

(c) is or becomes available to the Holder on a non-confidential basis from a source other than the Company; provided, however, that such source is not known by the Holder to be bound by confidentiality obligations.

     15.3 No Third-Party Beneficiaries. Except as expressly set forth herein,
          ----------------------------
this Agreement will be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     15.4 Entire Agreement. This Agreement constitutes the entire agreement of
          ----------------
the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof.

     15.5 Amendment and Waiver. This Agreement may not be amended or modified or
          --------------------
any provision hereof waived except by an instrument in writing signed by the Company and Holders of at least a majority of the then outstanding Registrable Securities. Notwithstanding anything contained herein to the contrary, a waiver that does not adversely affect all of the parties hereto may be executed by only the adversely affected party or parties.

     15.6 Counterparts. This Agreement may be executed by facsimile signature
          ------------
and in any number of counterparts, each such counterpart to be deemed an original and all such counterparts, taken together, to constitute one instrument.

     15.7 Severability. If any term or other provision of this Agreement is
          ------------
invalid, illegal or unenforceable under any law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect. Upon a determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto will endeavor in good faith to replace the invalid, illegal or unenforceable provisions with valid, legal and enforceable provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     15.8 Governing Law. This Agreement will be governed by, and construed in
          -------------
accordance with, the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

     15.9 Specific Performance. The parties hereto agree that irreparable damage
          --------------------
would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties will be entitled to specify performance of the terms hereof, in addition to any other remedy at law or equity.

     15.10 Further Assurances. The parties hereto will do such further acts and
           ------------------
things necessary to ensure that the terms of this Agreement are carried out and observed.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

                                    THE COMPANY:
                                    -----------

                                    PILLOWTEX CORPORATION

                                    By:         /s/ JOHN F. STERLING
                                       -----------------------------------------
                                       John F. Sterling, Vice President


                                    STOCKHOLDERS:
                                    -------------

                                    OCM ADMINISTRATIVE SERVICES II, L.L.C.

                                    By: Oaktree Capital Management LLC,
                                        its manager

                                    By: /s/ KENNETH LIANG
                                       -----------------------------------------
                                    Name:  Kenneth Liang
                                    Title: Managing Director

                                    By: /s/ MARIUSZ J. MAZUREK
                                       -----------------------------------------
                                    Name:  Mariusz J. Mazurek
                                    Title: Senior Vice President